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                                                                Exhibit 10(e)

                    SEVERANCE AGREEMENT AND GENERAL RELEASE

         1.      SEVERANCE PAY AND BENEFITS:

                 Pursuant to the mutual agreement of Dennis F. Ceklovsky ("Employee") and First Commercial Bank and First Commercial Bancorp, Inc. ("Employer"), Employee, for himself, Employee's heirs, executors, administrators, successors and assigns (hereinafter referred to as the "Releasors"), hereby accepts the following offer of Employer to provide the mutually agreed upon severance pay and benefits set forth herein in connection with cessation of Employee's employment with Employer and termination of Employee's employment agreement dated November 22, 1994 (the "1994 Employment Agreement"), effective October 31, 1995:

                 (a) Employer and Employee hereby agree that Employee shall cease his employment with Employer effective October 31, 1995 (the "Cessation Date"), at which time Employee's 1994 Employment Agreement shall terminate and all salary and benefits payable to Employee shall cease except as otherwise provided herein.

                 (b) On the Cessation Date, Employee shall be paid for his accrued and unused vacation time.

                 (c) Employer shall provide Employee with continuation of his current monthly salary, which shall be paid less applicable payroll withholding amounts in twice monthly installments, for the period beginning on Employee's Cessation Date and ending on December 31, 1995.

                 (d) During the period beginning on Employee's Cessation Date and ending on June 30, 1996 or until Employee is employed elsewhere, whichever occurs first, Employer shall pay Employee's monthly premiums for continuation coverage under Employer's medical plan pursuant to COBRA, less an amount equal to the amount currently paid by Employee monthly for coverage under Employer's medical plan, so that Employee will pay the same for coverage under Employer's medical plan during said period as he currently pays.

                 (e) Employer shall assign and shall tender to Employee upon the expiration of seven (7) days from the Cessation Date all of Employer's right, title and interest in the term life insurance policy provided to Employee by Employer. Employer shall pay the premiums on such policy through December 31, 1996. Employee shall thereafter assume payment of the premiums on such policy, and Employer shall not be responsible for any premiums on said policy after payment of the 1996 premium.


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                 (f)      Employer shall pay to employee on January 1, 1996 a
                          lump sum payment of $80,000, less applicable payroll withholding amounts. This payment shall be allocated as follows: $48,000 of the payment is intended by the parties as compensation for Employee's potential claims for personal injury, and $32,000 is severance pay. Employer will not issue a 1099 or W-2 as to the $48,000. Employee recognizes that he may be liable to one or more governmental taxing authorities for tax payments on the $48,000 paid pursuant to this Severance Agreement and General Release ("Agreement"). Employee agrees that he will pay any and all taxes which may be imposed upon Employee by any and all governmental taxing authorities or other entities on account of the $48,000 paid pursuant to this Agreement, and that Employer is not liable for such taxes. Employee shall indemnify and hold Employer harmless from and for any and all liability for taxes and other payments which may be imposed upon Employee by governmental taxing authorities, including interest, penalties, costs, and attorneys' fees, on account of the $48,000 paid pursuant to this Agreement.

         2.      FULL RELEASE:

                 In return for such severance payment and benefits, Releasors hereby fully release and discharge Employer and their respective officers, directors, employees, agents, insurers, underwriters, subsidiaries, parents, affiliates, successors or assigns (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the "Releasees") from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character, whether or not known, suspected or claimed ("Claims"), which the Releasors have, or hereafter may have, against the Releasees, including but not limited to, Claims arising out of or in any way related to Employee's employment, the terms of any employment agreement or the cessation of Employee's employment.

                 This Agreement of Employee shall be binding on the executors, heirs, administrators, successors and assigns of Employee, and shall inure to the benefit of the respective executors, heirs, administrators, successors and assigns of the Releasees.

                 (b) Releasees agree to release Employee from all Claims which Releasees have, or hereafter may have, against the Releasors arising out of or in any way related to Employee's employment, the terms of any employment agreement or the cessation of Employee's employment; provided however, that Releasees do not agree to release Releasors from any Claims or proceedings whatsoever which may be brought or claimed by any regulatory authority or for any actions discovered after the Cessation Date which are related





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to Employee's malfeasance, misfeasance, fraud, dishonest or illegal conduct or gross negligence.

         3.      EXPRESS WAIVER OF ALL CLAIMS UNDER CALIFORNIA CIVIL CODE
                 SECTION 1542:

                 It is understood and agreed that this Agreement extends to all of the above-described Claims and potential Claims, and that all rights under California Civil Code Section 1542 are hereby expressly waived by the Releasors with respect to all such Claims. Said Section 1542 provides as follows:

                          A general release does not extend to claims which the
                 creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         4.      WAIVER OF RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT
                 ACT:

                 Employee understands that this Agreement includes claims and rights Employee might have under the Age Discrimination in Employment Act ("ADEA"). The waiver of Employee's rights under the ADEA does not extend to claims or rights that might arise after the date this Agreement is executed. The monies to be paid to Employee in this Agreement are in addition to any sums to which he would be entitled without signing this Agreement. For a period of seven
(7) days following execution of this Agreement, Employee may revoke the terms of this Agreement by a written document received by the Employer on or before the end of the seven (7) day period. The Agreement will not be final until said revocation period has expired. Employer will make the payment to Employee as described above if this Agreement is not revoked by Employee.

                 Employee acknowledges that he has been given the twenty-one
(21) day period to decide whether to sign this Agreement and has been advised to consult with an attorney of his own choosing to discuss whether or not to sign this Agreement.

         5.      RELEASEES' EXPRESS DENIAL OF LIABILITY:

                 The payment by the Releasees of the amount and benefits specified hereinabove shall not be deemed an admission that any liability of the Releasees exists, and in making said payment Releasees do not admit, but expressly deny, any liability.

         6.      CONFIDENTIALITY:

                 Except pursuant to a valid and effective subpoena, civil investigative or discovery demand, interrogatories, request for information or production of documents, order



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of a court of competent jurisdiction or governmental entity or similar process, or as is necessary or appropriate to disclose to any regulatory authority having jurisdiction over Employer, any current or prospective insurance carrier of Employer or as otherwise required by law or regulation, Employee and Employer agree that the terms and amount of this Agreement have been and shall be held strictly confidential by him and it. Employee and Employer agree that in the event he or it discloses any information contrary to the confidentiality provisions of this Agreement, any such breach would be a material breach of this Agreement for which Employer or Employee, as the case may be, shall be entitled to pursue any and all legal and equitable remedies available to it or him.

         7.      COOPERATION:

                 Employee agrees to reasonably cooperate with Employer, for a period of six months following Employee's Cessation Date, with regard to the business of Employer that Employee participated in during the course of Employee's employment with Employer, including, but not limited to, providing Employer with information requested by Employer with regard to such business.

         8.      EMPLOYMENT AGREEMENT:

                 Employee agrees that all his rights under the 1994 Employment Agreement with Employer are terminated as of the Cessation Date and acknowledges that his obligations under paragraphs 8 and 10 remain in full force and effect in accordance with the terms thereof.

         9.      SEVERABILITY:

                 In the event that any term in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal, void, or unenforceable, the same shall not affect any other term of this Agreement, but this Agreement shall be construed as if such invalid, illegal, void, or unenforceable term had never been contained herein.

         10.     INFORMED AND VOLUNTARY SIGNATURE:

                 No promise or inducement has been made other than those set out in this Agreement, and this Agreement is executed by Employee without reliance on any representation by Employer. Employee hereby acknowledges that Employee has read and understands this Agreement and that Employee affixes Employee's signature hereto voluntarily and without coercion.



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                     SEVERANCE AGREEMENT AND GENERAL RELEASE

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         11.     ENTIRE AGREEMENT:

                 Employer and Employee acknowledge that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of a party which are not embodied herein, and that no other agreement, statement, representation, inducement or promise not contained in this Agreement shall be valid or binding. Any modification, waiver or amendment of this Agreement will be effective only if it is in writing and signed by all parties to the Agreement.

         12.     ARBITRATION:

                 Any disagreement, dispute, controversy or claim arising out of this Agreement shall be settled exclusively and finally by arbitration. Employer and Employee hereby expressly waive their entitlement, if any, to have controversies between them related to matters that are to be arbitrated hereunder decided by a court or a jury.

                 (a) The arbitration shall be conducted in accordance with the Commercial Rules of Arbitration of the American Arbitration Association ("AAA"). The arbitral tribunal shall consist of one (1) arbitrator that shall be mutually agreed upon by the parties or, if the parties are unable to agree, the arbitrator shall be chosen by the regional administrator of the AAA.

                 (b) The arbitrator shall have full authority to decide any matters in controversy or dispute between the parties except that he or she shall not have authority to vary the terms of this Agreement.

                 (c) The arbitration shall be conducted in Sacramento, California, or in any other city in the United States of America that the parties to the dispute designate by mutual written consent, and Employee and Employer hereby consent to jurisdiction of the Arbitration held in said locale and any award herein made. The arbitration award may be enforced by any court of competent authority in the same manner as a judgment ordered by a court of law and/or equity.

                 (d) Any decision or award of the arbitrator shall be final and binding upon the parties to the arbitration proceeding. The parties hereto agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever the award may be entered in any court having jurisdiction thereof.

                 (e) All arbitration proceedings herein shall be pursued privately and neither Employer nor Employee shall publicize the fact of, or the decision of



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                          any such arbitration except pursuant to a valid and
                          effective subpoena, civil investigative or discovery demand, interrogatories, request for information or production of documents, order of a court of competent jurisdiction or governmental entity or similar process, or as is necessary or appropriate to disclose to any regulatory authority having jurisdiction over Employer, any current or prospective insurance carrier of Employer or as otherwise required by law or regulation, or for the purpose of pursuing any rights of review as set forth in Section 11 through 13 of the United States Arbitration Act.

         13.     ATTORNEYS' FEES:

                 In the event that any party shall bring an action or arbitration in connection with the performance, breach or interpretation of this Agreement, then the prevailing party in such action or arbitration as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party in such action or arbitration, as determined by the court or such other body having jurisdiction, all reasonable costs and expenses of litigation or arbitration, including reasonable attorneys' fees, court costs, costs of investigation and other costs reasonably related to such proceeding, in such amounts as may be determined in the discretion of the court or such other body having jurisdiction.

                 I, DENNIS F. CEKLOVSKY, UNDERSTAND THAT THIS IS A LEGAL RELEASE; MY SIGNATURE IS VOLUNTARY.

                 IN WITNESS WHEREOF, the parties hereto have executed this Severance Agreement and General Release on this 31st day of October, 1995.



                          By Employee _____________________________________
                                          DENNIS F. CEKLOVSKY


                          By Employer _____________________________________
                                          MANUEL PERRY, JR.
                                          Chairman of the Board of Directors



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